SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 3, 2006

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

001-12215

(Commission file number)

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 8.01. Other Events

The following information is filed pursuant to “Item 8.01 Other Events.”

On October 3, 2006, the Company disclosed that it will not be a national contracted provider of laboratory services to UnitedHealthcare beginning January 1, 2007. UnitedHealthcare accounts for approximately 7% of the Company’s revenues. Quest Diagnostics expects to continue to service UnitedHealthcare’s members in certain markets as a contracted provider and in other markets as a non-contracted provider. The Company cannot estimate at this time the financial impact of not being a contracted provider on a national basis.

Item 9.01. Financial Statements and Exhibits

c.	Exhibit

99.1                      Press release of Quest Diagnostics Incorporated dated October 3, 2006 announcing it will not be a national contracted provider of laboratory services to UnitedHealthcare health plans beginning January 1, 2007.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 3, 2006

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Robert A. Hagemann
Robert A. Hagemann Senior Vice President and Chief Financial Officer